Exhibit 4(d)

                           TEXAS UTILITIES ELECTRIC COMPANY

                                OFFICER'S CERTIFICATE


               Robert S. Shapard, the Treasurer of Texas Utilities Electric Company (the "Company"), pursuant to the authority granted in the
          Board Resolutions of the Company dated           , 1997, and
          Sections 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Subordinated Debt Securities relating to Trust Securities) dated as of December 1, 1995 (as amended and supplemented to date, the "Indenture") that:

               1.   The securities of the fourth series to be issued under
                    the Indenture shall be designated "     % Junior
                    Subordinated Debentures, Series E, "(the "Debentures of the Fifth Series"). The Debentures of the Fifth Series are to be issued to TU Electric Capital V, a Delaware statutory business trust (the "Trust"). All capitalized terms used in this certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture;

               2.   The Debentures of the Fifth Series shall be limited in
                    aggregate principal amount to $            at any time
                    Outstanding, except as contemplated in Section 301(b) of the Indenture;

               3. The Debentures of the Fifth Series shall mature and the principal shall be due and payable together with all
                    accrued and unpaid interest thereon on            .

               4. The Debentures of the Fifth Series shall bear interest from, and including, the date of original issuance, at
                    the rate of     % per annum payable           in
                    arrears on
                      of each year (each, an "Interest Payment Date")
                    commencing               .  The amount of interest
                    payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months and on the basis of the actual number of days elapsed within any month. Interest on the Debentures of the Fifth Series will accrue from, and including, the date of original issuance and will accrue to and including the first Interest Payment Date but if interest has been paid on such Debentures of the Fifth Series, then from, and excluding, the most recent Interest Payment Date through which interest has been paid or duly provided for to and including the next succeeding Interest Payment Date. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date;

               5. Each installment of interest on a Debenture of the Fifth Series shall be payable to the Person in whose name such Debenture of the Fifth Series is registered at the close of business on the day 15 days preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Debentures of the Fifth Series; provided, however, that if the Debentures of the Fifth Series are held neither by the Trust nor by a securities depositary, the Company shall have the right to change the Regular Record Date by one or more Officer's Certificates. Any installment of interest on the Debentures of the Fifth Series not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Debentures of the Fifth Series on such Regular Record Date, and may be paid to the Persons in whose name the Debentures of the Fifth Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Debentures of the Fifth Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of the Fifth Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

               6. The principal and each installment of interest on the Debentures of the Fifth Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Debentures of the Fifth Series may be effected at, the office or agency of the Company maintained therefor in The City of New York which unless and until changed by an Officer's Certificate shall be the Corporate Trust Office of the Trustee; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. Notices, demands to or upon the Company in respect of the Debentures of the Fifth Series may be served at such office or agency of the Company in The City of New York. The Trustee will initially be the Security Registrar and the Paying Agent for the Debentures of the Fifth Series; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency;

               7.   The Debentures of the Fifth Series will be redeemable
                    on or after          , 20   at the option of the
                    Company, at any time and from time to time in whole or in part, at a redemption price equal to

                    , upon not less than 30 nor more than 60 days' notice given as provided in the Indenture. The Company, however, may not redeem less than all Outstanding Debentures of the Fifth Series unless the conditions specified in the last paragraph of this item are met;

                    The Debentures of the Fifth Series will also be redeemable at the option of the Company if a Tax Event shall occur and be continuing, in whole or in part, at a redemption price equal to
                                                              , upon not
                    less than 30 nor more than 60 days' notice given as provided in the Indenture. "Tax Event" means the receipt by the Trust of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, for purposes of this definition, an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by the legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after , 1997, there is more than an insubstantial risk that
                    (i) the Trust is, or will be, subject to United States federal income tax with respect to interest received on the Debentures, (ii) interest payable by the Company on the Debentures is not, or will not be, fully deductible by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges;

                    The Company may not redeem less than all the Debentures of the Fifth Series unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Debentures Outstanding under the
                    Indenture for all                 interest periods
                    terminating on or prior to the date of redemption or if a partial redemption of Preferred Securities would result in a delisting of such securities by any national securities exchange on which they are then listed;

               8. So long as any Debentures of the Fifth Series are Outstanding, the failure of the Company to pay interest on any Debentures of the Fifth Series within 30 days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article Fifteen of the Indenture) shall constitute an Event of Default; provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 311 of the Indenture and paragraph (9) of this Certificate shall not constitute a failure to pay interest for this purpose;

               9. Pursuant to Section 311 of the Indenture, the Company shall have the right, at any time and from time to time during the term of the Debentures of the Fifth Series, to extend the interest payment period to a period not
                    exceeding                          (an "Extension
                    Period") during which period interest will be
                    compounded          . At the end of the Extension
                    Period, the Company shall pay all interest accrued and unpaid (together with interest thereon at the rate specified for the Debentures of the Fifth Series,
                    compounded          , to the extent permitted by
                    applicable law). However, during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in common stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, redeem any
                    indebtedness that is pari passu with the     Debentures
                    of the Fifth Series, or make any guarantee payments with respect to the foregoing ("Restricted Payments"). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof
                    shall not exceed                           at any one
                    time or extend beyond the maturity date of the Debentures of the Fifth Series. Any extension period with respect to payment of interest on the Debentures of the Fifth Series, other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with terms substantially the same as the Preferred Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give the Trust or other Holders and the Trustee notice of its election of an Extension Period prior to the earlier of (i) one Business Day prior to the record date for the interest payment which would occur but for such election or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date;

               10. At any time, the Company will have the right to terminate the Trust and cause the Debentures of the Fifth Series to be distributed to the holders of the Preferred Securities in liquidation of the Trust;

               11. So long as any Securities are outstanding under the Indenture, the Company shall not make any Restricted Payments at any time the Company is in default under the Guarantee with respect to the Trust or is in default with respect to payments due on any Outstanding Securities;

               12. In the event that, at any time subsequent to the initial authenticattion and delivery of the Debentures of the Fifth Series, the Debentures of the Fifth Series are to be held by a securities depositary, the Company may at such time establish the matters contemplated in clause (r) in the second paragraph of Section 301 of the Indenture in an Officer's Certificate supplemental to this Certificate;

               13. No service charge shall be made for the registration of transfer or exchange of the Debentures of the Fifth Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

               14. The Debentures of the Fifth Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

               15. In the event that the Debentures of the Fifth Series are distributed to holders of Preferred Securities as a result of the occurrence of a Tax Event or a liquidation upon termination of the Trust, the Company will use its best efforts to list the Debentures of the Fifth Series on the New York Stock Exchange;

               16. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the Fifth Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

               17. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

               18. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion whether or not such covenants and conditions have been complied with; and

               19. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Debentures of the Fifth Series requested in the accompanying Company Order have been complied with.

               20. If the Company shall make any deposit of money and/or Government Obligations with respect to any Debentures of the Fifth Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 601 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                         (A)  an instrument wherein the Company,
                    notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the Fifth Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section 601), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the Fifth Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

                         (B) an Opinion of Counsel to the effect that the Holders of such Debentures of the Fifth Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

               IN WITNESS WHEREOF, I have executed this Officer's
          Certificate this      day of January, 1997.



                                             -----------------------------
                                               Robert S. Shapard,
                                               Treasurer

          NO._______________
          CUSIP NO.__________
                                                                 EXHIBIT A

                   [FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE]

                           TEXAS UTILITIES ELECTRIC COMPANY

                         % JUNIOR SUBORDINATED DEBENTURES, SERIES E


               TEXAS UTILITIES ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ____________________________________, or registered assigns, the principal sum of ____________________ Dollars on
           interest on said principal sum, from, and including,
          , 1997 or from, and excluding, the most recent Interest Payment Date through which interest has been paid or duly provided for,
          at the rate of     % per annum plus Additional Interest, if any,
          until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities of this series will accrue
          from, and including,            , 1997 through the first Interest
          Payment Date, and thereafter will accrue, from, and excluding, the last Interest Payment Date through which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the day 15 days preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                    Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

                    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        TEXAS UTILITIES ELECTRIC COMPANY


                                        By:_____________________________

          ATTEST:


          ____________________________


                       [FORM OF CERTIFICATE OF AUTHENTICATION]

                            CERTIFICATE OF AUTHENTICATION

          Dated:

                    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee


                                        By:______________________________
                                                  Authorized Signatory

                  [FORM OF REVERSE OF JUNIOR SUBORDINATED DEBENTURE]


                    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture,
          dated as of   December 1, 1995 (herein, together with any
          amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed
          with the Trustee on            , 1997 creating the series
          designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal
          amount to $            .

                    The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at
          any time on or after                 as a whole or in part, at
          the election of the Company, at a Redemption Price equal to
                                                 , but interest
          installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture.

                    The Securities of this series will also be redeemable at the option of the Company if a Tax Event shall occur and be continuing, in whole or in part, at a redemption price plus accrued and unpaid distributions equal to

                              , upon not less than 30 nor more than 60
          days' notice given as provided in the Indenture. "Tax Event" means the receipt by the Trust of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, for purposes of this definition, an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by the legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is
          issued, in each case on or after            , 1997, there is more
          than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to interest received on the Debentures, (ii) interest payable by the Company on the Debentures is not, or will not be, fully deductible by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges;

                    In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                    The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

                    The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

                    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                    As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                    So long as no Event of Default under the Indenture shall have occurred and be continuing, the Company shall have the right at any time and from time to time during the term of the Securities of this series to extend the interest payment period
          to a period not exceeding                         (an "Extended
          Interest Payment Period"), and at the end of such Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the same rate as specified for the Securities of this series, compounded
                , to the extent permitted by applicable law); provided, however, that during such Extended Interest Payment Period the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in common stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, redeem any indebtedness that is pari passu with the Securities of this series, or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period, provided that such Extended Interest Payment Period, together with all such previous and further
          extensions thereof, may not exceed                          or
          extend beyond the Stated Maturity of the Securities of this series. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due, the Company may select a new Extended Interest Payment Period, subject to the above requirements. No interest during the Extended Interest Payment Period, except at the end thereof, shall be due and payable. The Company shall give the Holder of this Security notice of its selection of such Extended Interest Payment Period as provided in or pursuant to the Indenture.

                    The Securities of this series are issuable only in
          registered form without coupons in denominations of $        and
          any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.